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                                   EXHIBIT 10

                       AMENDMENT TO MANAGEMENT AGREEMENT


     This Amendment to Management Agreement is executed as of November 13, 1995, by and among Public Storage Management, Inc. ("PSMI"), Storage Equities, Inc. ("SEI") and Storage Properties, Inc. (the "Owner").

     A. On June 23, 1989, PSMI and Owner entered into a Management Agreement (the "Management Agreement") providing for the management by PSMI of the mini-warehouses owned by Owner and monthly payments of management fees equal to 6% of the gross revenues generated by Owner's mini-warehouses.

     B. SEI and PSMI have entered into an Agreement and Plan of Reorganization dated as of June 30, 1995 pursuant to which PSMI would be merged with and into SEI. Upon completion of the merger, SEI will manage the mini-warehouses owned by Owner.

     C. On November 13, 1995, the board of directors of Owner approved Owner's prepayment of management fees on the terms set forth in this Amendment, which such board believes is financially beneficial to Owner, and the parties hereto desire to modify the Management Agreement to provide for such prepayment.


     Now, therefore, the parties agree as follows:

     1. The following shall be added as the last two sentences of the first paragraph of Section 4 of the Management Agreement:

          "Upon demand from SEI or PSMI made prior to December 15, 1995, Owner agrees to pay within 15 days after such demand in advance up to 12 months of management fees discounted at the rate of 14% per year (based on the management fees for the comparable period during the calendar year immediately preceding such prepayment). The property manager shall be deemed to have earned such prepayments at the time of payment thereof, and Owner shall not be entitled to a return of such prepayment, or any portion thereof, under any circumstances. In addition, the property manager shall not be entitled to any further or additional payment of management fees for a period with respect to which a prepayment is made hereunder because the actual gross revenues for such period would have resulted in a higher management fee had such prepayment not been made."

     2. Other than as set forth in this Amendment, all of the provisions contained in the Management Agreement are hereby ratified and approved.

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  In witness whereof, the undersigned have executed this Amendment, as of the day and year first above written.

                                  "PSMI"

                                  PUBLIC STORAGE MANAGEMENT, INC.



                                  By: /s/ RONALD L. HAVNER, JR.
                                      -----------------------------
                                      Ronald L. Havner, Jr.,
                                      Vice President


                                  "SEI"

                                  STORAGE EQUITIES, INC.



                                  By: /s/ B. WAYNE HUGHES
                                      -----------------------
                                      B. Wayne Hughes,
                                      Chairman of the Board


                                  "Owner"

                                  STORAGE PROPERTIES, INC.



                                  By: /s/ RONALD L. HAVNER, JR.
                                      -----------------------------
                                      Ronald L. Havner, Jr.,
                                      Vice President

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